EXHIBIT 23.1


                         Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 333-00000) and related Prospectus of Vion Pharmaceuticals, Inc. for the registration of 893,915 shares of its common stock and to the incorporation by reference therein of our report dated February 12, 1999 with respect to the financial statements of Vion Pharmaceuticals, Inc. included in its Annual Report (Form 10-KSB/A Amendment No. 1) for the year ended December 31, 1998 filed with the Securities and Exchange Commission.




                                                              Ernst & Young LLP


Stamford, Connecticut
June 3, 1999